UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2023, Gamida Cell Ltd. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Articles of Association (the “Articles”), effective upon approval, to increase the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares, to NIS 3,250,000, divided into 325,000,000 ordinary shares. The foregoing description is qualified in its entirety by reference to the full text of the amended Articles of Association, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described above, the Company held the Annual Meeting on October 19, 2023. The shareholders considered six proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2023. Of the 131,139,353 shares outstanding as of the record date, 90,194,009 shares, or 68.77%, were present virtually or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: To elect each of Mr. Kenneth I. Moch and Mr. Jeremy Blank to serve as a Class II director of the Company, and to hold office until the close of business of the annual general meeting of shareholders to be held in 2026 and until their respective successors are duly elected and qualified, or until such individual’s earlier resignation or retirement. The votes were cast as follows:

Name	Votes For	Votes Against	Abstained
Kenneth I. Moch	59,005,888	10,708,288	529,029
Jeremy Blank	63,823,129	5,788,112	631,964

Broker Non-Votes: 19,950,804

Both nominees were elected.

Proposal No. 2: To approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and its service until the annual general meeting of shareholders to be held in 2024. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of Appointment of Auditors	84,569,847	4,789,244	834,918

Broker Non-Votes: None.

The proposal passed.

Proposal No. 3: To approve an amendment to the Company’s compensation policy for its office holders. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment to the Company’s Compensation Policy for its office holders	51,353,573	16,254,356	2,635,276

Broker Non-Votes: 19,950,804

As required by Israeli law, Proposal 3 was also approved by shareholders holding a majority of the ordinary shares voted on such proposal (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders and did not have a personal interest in such proposal.

The proposal passed.

Proposal No. 4: To approve compensation terms and equity awards for Abigail Jenkins, the Company’s Director, President and Chief Executive Officer. The votes were cast as follows:

	Votes For	Votes Against	Abstained
CEO Compensation Package and Special Bonus	51,835,171	16,019,623	2,388,411

Broker Non-Votes: 19,950,804

The proposal passed.

Proposal No. 5: To approve amendments to the non-executive directors’ compensation. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amended Non-Executive Directors’ Compensation	52,101,866	15,806,811	2,334,528

Broker Non-Votes: 19,950,804

The proposal passed.

Proposal No. 6: To approve the increase in the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares to NIS 3,250,000, divided into 325,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association. The votes were cast as follows.

	Votes For	Votes Against	Abstained
Amendment of Articles of Association	43,572,136	26,402,792	268,277

Broker Non-Votes: 19,950,804

The results were in line with the recommendation made by the Company’s board of directors. The proposal passed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamida Cell Ltd.

Dated: October 20, 2023	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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